EXHIBIT 16(a)
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                                                             Effective 07/19/00

                              JOINT CODE OF ETHICS

I.    BACKGROUND

      1. This Code of Ethics has been adopted by USAA Investment Management Company ("IMCO"), USAA Shareholder Account Services ("SAS") and each of the USAA Funds (as defined in Appendix A) in order to comply with the Investment Company Act of 1940 which requires that every investment company and its investment adviser adopt such a Code in order to regulate the personal investing activities of its personnel.

      2. The purposes of this Code are to implement the provisions of Rule 17j-1, as amended, in particular to prohibit fraudulent, deceptive or manipulative acts by fund personnel in connection with their personal transactions in Covered Securities held or to be acquired by the funds, and to avoid conflicts of interest so that the confidence of investors in the USAA Funds and other clients of IMCO ("OTHER IMCO-MANAGED ACCOUNTS") as well as USAA members and customers will be preserved.

      3. In adopting this Code, the Boards of Directors/Trustees (hereinafter "BOARD OF DIRECTORS") of IMCO, SAS and the USAA Funds emphasize that all persons covered by this Code must agree:

           (a) to place the interests of USAA Fund shareholders and other IMCO-managed accounts above their own personal interests;

           (b) to refrain, in the conduct of all of their personal affairs, from taking any inappropriate advantage of their positions with IMCO, SAS and the USAA Funds; and

           (c) to conduct all "personal securities transactions" so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of such person's position with IMCO, SAS and the USAA Funds.

      4. This Code is intended to be administered together with the "Policy Statement Concerning Insider Trading" (the "IMCO INSIDER TRADING POLICY") as adopted and revised, from time to time, by IMCO, as well as the "USAA Policy Statement and Procedures on Conflict of Interest and Business Ethics" (the "USAA CONFLICTS POLICY") as adopted and revised, from time to time, by the United Services Automobile Association ("USAA").

      5.   In adopting this Code, the Boards of Directors have considered:

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           (a)    how the Code's  restrictions  and procedures as to compliance should  be framed  in light of  IMCO's  and  SAS's  legal and
                  ethical   obligations   to  the  USAA  Funds  and  all  other
                  IMCO-managed  accounts;

           (b) and determined that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in Unlawful Actions;

           (c)    the overall nature of the USAA Funds' operations; and

           (d) issues and concerns raised by transactions in different kinds of securities, and by the personal securities transactions of different categories of personnel (including portfolio managers, analysts, traders, fund accountants, other investment personnel, and all "access persons" in general).

      6. The Boards of Directors of all entities which have adopted this code have also provided for the fair, just and equitable treatment of all of the officers, directors and employees who will be affected by this Code.

II.   DEFINITIONS

      For the definitions of important terms used throughout this Code, see "Appendix A."

III.  JOINT CODE OF ETHICS COMMITTEE

      1. PURPOSE, AUTHORITY AND RESPONSIBILITIES. A Joint Code of Ethics Committee ("Committee") has been established which has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code. The corporate governance committees of the USAA Funds receive recommendations from the Joint Code of Ethics Committee concerning the interpretation, adoption of amendments and implementation of procedures designed to ensure compliance with the code by the USAA Funds.

           The Committee shall perform an annual review of the Code and the IMCO Insider Trading Policy to discuss (1) what, if any, changes to the Code or the IMCO Insider Trading Policy may be appropriate; and
           (2) compliance with the Code or the IMCO Insider Trading Policy over the previous year. Upon completion of the annual review, the Compliance Officer, on behalf of the Committee, shall prepare an annual written report to the Boards of Directors that at a minimum
           (1) summarizes existing procedures contained in the Code and the IMCO Insider Trading Policy and any changes in the procedures made during the past year; (2) describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; (3) identifies any recommended changes in existing restrictions or procedures based upon IMCO's experience under the Code or IMCO Insider Trading Policy, evolving industry

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           practices,  or developments  in applicable laws or regulations;  and
           (4)  certifies  that  the  Fund,  investment  adviser  or  principal
           underwriter,   as  applicable,  has  adopted  procedures  reasonably
           necessary to prevent Access Persons from violating the code. In conjunction with its annual review of the Code, the Committee also shall provide a report to the Corporate Governance Committees of the USAA Funds summarizing the provisions of the Code as they apply to the disinterested directors/trustees and proposing any changes to the Code as it applies to disinterested directors/trustees.

           The Committee Charter contains provisions which will be of interest to all persons covered by this Code. Copies of the Charter will be furnished by the Compliance Officer upon request and should be treated as the confidential property of IMCO.

      2. VIOLATIONS; INVESTIGATIONS; EMPLOYMENT-RELATED SANCTIONS; DISGORGEMENT. The Committee Charter authorizes the Committee to investigate as well as to conduct informal hearings (including the power to call individuals as witnesses) to determine whether violations of this Code have been committed by any persons subject thereto. In the event that a substantive violation of this Code is determined to have occurred, the Charter grants the Committee authority to impose certain employment-related sanctions listed therein. Authority is also granted to the Committee to issue directions, by way of disgorgement of any security or money, and to take whatever further enforcement action the Committee deems prudent and necessary to see that violations are fully and adequately rectified.

IV.   AFFIRMATIVE OBLIGATIONS

      1.   IMCO.  IMCO shall:

           (a) compile a list of all "access persons," to be updated as soon as practicable, but no less frequently than on a monthly basis; and

           (b) issue timely notice to all employees of their addition to, or removal from, such list.

      2. REPORTING PERSONS. Upon initial employment or association with IMCO, SAS or other entity designated by the Compliance Officer (SEE sub-paragraphs (a) and (b) below), and no less frequently than annually thereafter (SEE sub-paragraphs (a) to (c) below), all reporting persons shall be informed of all reporting obligations required by this Code and shall:

           (a)  affirm  in  writing   their  receipt  of,   familiarity   with,
                understanding of, and agreement to comply with:

                (i)  those provisions of this Code that pertain to them; and

                (ii) all provisions of the IMCO Insider Trading Policy.

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           (b)  agree  in  writing  to  cooperate  with any  investigations  or inquiries to determine whether substantive violations of this Code, or of the above-referenced related policy statement, have occurred.

           (c) certify in writing compliance with those provisions of this Code (including, in particular, the transaction reporting requirements of the Code), and the above-referenced related policy statement, at all times since the effective date of such person's last such certification.

       3. INTERESTED ACCESS PERSONS. All interested access persons shall make prompt oral or written disclosure to the Compliance Officer as well as the IMCO Senior Vice President in his or her area of the firm of any actual or apparent material conflict(s) of interest which the interested access person may have with regard to any Covered Security in which he or she has a beneficial ownership interest and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA Fund or other IMCO-managed account.

 V.   RESTRICTIONS AS TO GIFTS, ETC. AND DIRECTORSHIPS

      1. GIFTS, GRATUITIES, FAVORS, AWARDS OR OTHER BENEFITS. In addition to those provisions of the USAA Conflicts Policy and NASD Rules of Fair Practice relating to the receipt of gifts and other benefits, all reporting persons other than disinterested directors/trustees are prohibited from receiving any gift, gratuity, favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or on behalf of any person or entity that does, or seeks to do, business with or on behalf of IMCO, SAS or any USAA Fund. Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and of a non-lavish nature are excepted from this prohibition.

      2.   DIRECTORSHIPS.
           --------------

           (a) GENERAL RULE. Interested access persons are and shall hereby be prohibited from serving on the board of directors of any publicly traded company absent prior written approval by the Joint Code of Ethics Committee.

           (b) APPLICATIONS FOR APPROVAL. Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the Compliance Officer for prompt forwarding to the Joint Code of Ethics Committee. In dealing with such applications, the Committee shall consider all factors which it deems to be pertinent to the request. Approvals, once granted, may be revoked, in the discretion of the Committee, at any time and upon no prescribed advance notice.

           (c)  SUBSEQUENT  INVESTMENT  MANAGEMENT  ACTIVITIES.   Whenever  any
                interested access person is granted approval to serve as a director of a publicly traded company he or she shall personally refrain from participating in any deliberations,

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                recommendations,   or  considerations  of  whether  or  not  to
                recommend that any securities of that company be purchased, sold or retained in the investment portfolio of any USAA Fund
                or  other  IMCO-Managed   Account.  All  appropriate  portfolio
                managers are to be advised in writing by the Compliance Officer that specific interested access person is to be excluded from such decisions.

VI.   SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

      1. INITIAL PUBLIC OFFERINGS. No interested access person or IMCO-NASD registered employee shall effect or be permitted to effect the purchase of a security from the issuer, or any member of the underwriting syndicate or selling group, in and during the course of any initial public offering by or on behalf of the issuer of such security.

       2.  Limited offering TRANSACTIONS.

           (a) GENERAL RULE. No interested access person may purchase a security in a limited offering transaction without obtaining the advance written approval of the Compliance Officer.

           (b) EXCEPTION. In determining whether or not to grant approval of participation in a limited offering, the Compliance Officer is directed to consider, among any other pertinent factors:

                (i) whether the investment opportunity is available to, and should be reserved solely for, the USAA Funds; and

                (ii) whether the opportunity is or seems to have been made available to the access person due to or by virtue of the position which he or she holds with IMCO and/or the USAA Funds.

           (c)  SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES.

                (i) Interested access persons who are granted advance written approval to purchase a security in a limited offering transaction shall timely comply with the continuing disclosure requirements of paragraph IV.3 above in connection with any actual or apparent conflict(s) of interest that might otherwise arise should IMCO, any USAA Fund or any other IMCO-managed account consider for purchase, sale or retention of any security whatsoever issued by the same issuer.

                (ii) In adopting this Code, IMCO acknowledges its responsibility to monitor activities of the firm and those of its interested access persons to ensure that investment decisions on behalf of the USAA Funds and/or any other IMCO-managed account relating to any Covered Security whatsoever of an issuer with respect to which an interested access person has obtained pre-acquisition

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                      approval will be subject to independent  review by senior
                      IMCO investment personnel having no personal interest in the issuer or any of its securities.

      3.   PERSONAL SECURITIES TRANSACTION "BLACK-OUT" TRADING RESTRICTIONS

           (a)  PROHIBITED   TRADING   "BLACK-OUT"   PERIODS.   The   following
                categories of personnel are subject to the following self-operative restrictions upon execution of personal securities transactions by or on their behalf:

                (i) "PENDING ORDER" RESTRICTION. Subject only to the exceptions noted in sub-paragraph (b) below, no interested access person may effect a personal securities transaction in a Covered Security with respect to which any USAA Fund or other IMCO-managed account has outstanding a purchase or sale order (the "PENDING ORDER") regarding the same Covered Security or any equivalent security.

                (ii) 14-DAY RESTRICTION. No portfolio manager may effect a personal securities transaction within seven calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same Covered Security or any equivalent Covered Security by or on behalf of any USAA Fund or other IMCO-managed account for which he or she serves as portfolio manager.

                In the event that a personal securities transaction is effected in contravention of either of the two foregoing restrictions, the interested access person or portfolio manager involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (IRRESPECTIVE OF ANY PRE-EXECUTION CLEARANCE WHICH MAY HAVE BEEN PREVIOUSLY GRANTED FOR THE TRANSACTION), promptly (I) advise the office of the Compliance Officer of the violation, and (II) comply with whatever directions, by way of disgorgement, which the Compliance Officer may issue in order for the violation to be fully and adequately rectified.

           (b) EXCEPTIONS TO THE "PENDING ORDER" TRADING RESTRICTION. The Compliance Officer may and is hereby authorized to grant, absent circumstances inconsistent with the recitals to this Code, exception and relief to interested access persons from the trading restriction established by sub-paragraph (a)(i) above where the pending order:

                 (i) has been placed by or on behalf of a USAA Fund or other IMCO-managed account, the investment objective of which is to substantially replicate the performance of a broad-based, publicly-traded market basket of common stocks (E.G., the Standard & Poor's 500 Composite Stock Index); or

                (ii) relates to the common stock of an issuer included within the Standard & Poor's 500 Composite Stock Index, AND the access person's requested trade does not, when aggregated with any and all such other like trades in the same Covered

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                      Security  or  any equivalent  Covered Security during the
                      previous thirty (30) calendar days, exceed a total of 500 shares.

      4.   SHORT-TERM MATCHED PROFIT TRANSACTIONS.

           (a) PROHIBITED TRANSACTIONS. Subject to the exceptions noted immediately below, no investment personnel shall engage in any "short-term matched profit transaction" within the meaning of this Code.

                   N.B. Investment personnel should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) security "short-selling," as well as short-term investment activities (of a hedging, as well as a speculative nature) in or involving options.

           (b) EXCEPTIONS. The Compliance Officer may, and is hereby granted authority to determine, in his or her discretion, to except a given personal securities transaction from the prohibition established by the foregoing sub-paragraph in cases where:

                (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA Fund or other IMCO-managed account (as, for example, where the Covered Security(ies) involved have not recently been held, traded or actively considered for investment or trading by such accounts); or

                (ii) the investment personnel demonstrate that a BONA FIDE and sufficient personal or family economic hardship exists warranting the granting of such an exception.

                Exceptions    should   be   granted   only   upon   meritorious
                circumstances and, if granted, are to be promptly reported, in writing, to the Joint Code of Ethics Committee.

      5.   EXCESSIVE SHORT-TERM TRADING

           IMCO management encourages employees to invest. However, we believe there is a distinction between investment and the attempt to generate profits by trading securities. This latter activity is not compatible with the performance of an individual's job. Frequent trading which diverts the employee's attention from the job is unacceptable.

           Employees will refrain from engaging in a pattern of securities transactions:

           (a) that involves such frequent trading as to potentially impact an employee's ability to carry out his or her duties; or

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           (b)  that implies that an employee  might  become  preoccupied  with tracking personal investments or working on his or her trading strategies during working hours; or

           (c) that involves margin debit balances that exceed1/2 of the employee's annual base salary.

           After consideration of the above criteria, the Code of Ethics Committee may place restrictions on the personal trading activity of employees who engage in short-term trading activity that the Committee, in its judgment, deems to be excessive.


VII. PRE-EXECUTION CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

      1.   REQUIREMENT TO SEEK AND OBTAIN PRE-EXECUTION CLEARANCE.

           (a) GENERAL RULE. Each access person shall, as a pre-condition to the execution of any personal securities transaction, be required to seek and obtain the express approval of such action by the Compliance Officer (or such officer's delegate), which approval may be in oral or written form, as the access person elects. Should oral approval be sought, the interested access person shall be bound by the written record made thereof by the Compliance Officer (or such officer's delegate).

           (b) RULE APPLICABLE TO DISINTERESTED DIRECTOR/TRUSTEES. Disinterested director/trustees shall be entitled to exemption on a transaction-by-transaction basis from the pre-execution clearance requirement of the foregoing sub-paragraph, provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the Covered Security at issue, or any equivalent Covered Security has, at any time during the previous fifteen calendar days, been either (I) purchased or sold, or (II) actively considered for purchase or sale, by or on behalf of any USAA Fund or other IMCO-managed account. Should a disinterested director/trustee believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-execution clearance as prescribed by sub-paragraph
                (a) above.

      2.   PROCEDURES FOR PROCESSING SUCH REQUESTS.

           (a) ACCESS PERSON PROCEDURES. In making requests for pre-execution clearance, access persons will be required to furnish whatever information is called for by the office of the Compliance Officer.

           (b)  COMPLIANCE OFFICER PROCEDURES.

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                (i)   IMCO  TRADER  AND  PORTFOLIO  MANAGER  CONSIDERATION.
                      Before a decision is made concerning a pre-execution clearance request, the Compliance Officer or his or her delegate shall make such inquiries as are reasonably necessary to determine whether the proposed transaction would violate any express provision of this Code, or would otherwise give rise to an actual or apparent material conflict of interest, and shall take such action as may be consistent with such determination.

       3. EFFECT OF PRE-EXECUTION CLEARANCE. Approval of a request for pre-execution clearance shall not operate as a waiver, satisfaction or presumption of satisfaction of any other provision of this Code, but only as evidence of an access person's good faith, which may be considered by the Joint Code of Ethics Committee should a violation of any other provision of this Code be determined to have occurred.

       4. LIMITATIONS UPON EXECUTION OF APPROVED TRANSACTIONS. The Joint Code of Ethics Committee shall be authorized to establish terms and conditions upon which all approved personal securities transactions may be executed. Such terms and conditions may be amended, from time to time, and, where practicable, shall be stated on the pre-execution clearance request form. At a minimum, such terms and conditions shall include requirements that the access person acknowledge, by signing the request form:

           (a) his or her responsibility, pursuant to paragraph VIII.4(a) of this Code, to ensure that the executing broker-dealer (or its clearing broker) simultaneously provide a duplicate confirmation of the trade, when executed, directly to the office of the Compliance Officer;

           (b) his or her understanding and agreement that if, for any reason whatsoever, the approved request is not acted upon within the time frame allowed by the Compliance Officer, the clearance shall be deemed to have lapsed and terminated, necessitating a further original request if the trade is still desired to be pursued by the access person; and

           (c)  his or her  agreement  to notify  the  Compliance  Officer  if,
                having  received  approval,   the  access  person  subsequently
                determines not to pursue the approved trade.

      5. DENIALS. Grounds for denials of requests for pre-execution clearance will be provided by the Compliance Officer, in writing, upon the access person's request form.

      6.   APPEALS.

           (a) DISCRETIONARY. Access persons may appeal to the Joint Code of Ethics Committee for a hearing as to reasons why a denial of pre-execution clearance by the Compliance Officer should be overturned and reversed by the Committee. Whether or not such a hearing will be granted is totally within the discretion of the Committee.

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           (b)  PROCEDURES REGARDING APPEALS. Requests for an appeal must be in writing, stating all reasons therefor, and delivered to the office of the Compliance Officer not later than seven (7) calendar days following the date of final denial of the pre-execution clearance request. Further procedures governing appeals are to be adopted by the Joint Code of Ethics Committee and shall be furnished, upon request, by the office of the Compliance Officer.


VIII. ADMINISTRATION OF CODE OF ETHICS; REPORTING AND DISCLOSURE REQUIREMENTS TO EFFECTUATE AND MONITOR COMPLIANCE WITH THIS CODE, THE IMCO INSIDER TRADING POLICY AND RULE 204-2(A)(12) UNDER THE INVESTMENT ADVISERS ACT OF 1940

      1. ANNUAL REPORT TO BOARDS OF DIRECTORS; Annually, a written report will be delivered to the Boards of Directors by the Compliance officer that: (1) describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and (2) certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

      2. ANNUAL REVIEW AND APPROVAL OF THE CODE OF ETHICS BY THE BOARDS OF DIRECTORS.

           >> The Boards of Directors, including a majority of directors who are not interested persons of the USAA Funds, must review and approve the Code of Ethics and any material changes to the Code.

           >> A material change to the code must be approved by the Boards of Directors no later than six months after adoption of the material change.

           >> The Boards of Directors must base approval on a determination that the code contains provisions reasonably necessary to prevent interested access persons from engaging in Unlawful Actions prohibited by Rule 17j-1 as amended.

      3. INITIAL HOLDINGS REPORTS. No later than 10 days after a person becomes an Access Person, the following information shall be provided to compliance officer: (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
           (c) the date that the report is submitted by the Access Person.

      4.   BROKERAGE  ACCOUNT  CONFIRMATIONS  AND  STATEMENTS.   All  reporting
           persons are required to ensure that the office of the Compliance Officer is furnished duplicate copies of the following documents:

           (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any Covered Security in which the reporting person had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect beneficial ownership interest in the Covered Security or Covered Securities which were the subject of the transaction; and

           (b) any regular periodic or other statements reflecting personal securities transaction activity within any account with a securities broker-dealer in which the reporting person has any direct or indirect beneficial ownership interest.

           Such   copies   shall  be  provided   to  the   Compliance   Officer
           contemporaneously with the time that the reporting person receives his or her copies from the broker-dealer.

      5. QUARTERLY REPORTS BY INTERESTED ACCESS PERSONS. Every interested access person shall submit to the Compliance Department, on a calendar quarterly basis, a report (the "Quarterly Report") of all personal securities transactions. To facilitate preparation of this report, at the end of each calendar quarter the Compliance Department will provide each interested access person a listing of transactions for which the Compliance Department had received duplicate confirmations during that quarter. An interested access person shall review and revise such listing as appropriate to satisfy this quarterly report requirement. Such quarterly report shall be submitted within ten (10) calendar days after the end of each calendar quarter. The Quarterly Report need not include any transactions in "excepted securities" as defined in Appendix A of this Code of Ethics and shall be filed with the Compliance Department regardless of whether or not the interested access person had a beneficial ownership interest in any securities transactions during the quarter.

           The Quarterly Report shall contain the following information:

           (a) the date of the transaction, the title and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each Covered Security involved;

           (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

           (c) the price of the Covered Security at which the transaction was effected; and

           (d) the name of the broker, dealer or bank with or through whom the transaction was effected.

           (e) the date that the report was submitted by the interested access person.

           With respect to any account established by an interested access person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the interested access person:

              (1) the name of the broker, dealer or bank with whom the interested access person established the account;
              (2)  the date the account was established; and

              (3) the date that the report is submitted by the interested access person.


      6. REPORTS BY ACCESS PERSONS OF TRANSACTIONS IN SHARES ISSUED PURSUANT TO DIVIDEND REINVESTMENT PLANS.

           (a) Notwithstanding that transactions in shares issued pursuant to automatic dividend reinvestment plans are excluded from the term "purchase or sale of a security" within the meaning of this Code, in order to facilitate IMCO's compliance with the books and records provisions of Rule 204-2(a)(12) under the Investment Advisers Act of 1940, all interested access persons shall be required to inform the office of the Compliance Officer, in writing, of any transaction in Covered Securities issued pursuant to dividend reinvestment plans in which the interested access person has any direct or indirect beneficial ownership interest, not later than ten (10) calendar days after the end of the calendar quarter in which such transaction has occurred.

           (b) Notwithstanding anything to the contrary in this Code, a disinterested director/trustee shall not be required to report transactions in Covered Securities issued pursuant to a dividend reinvestment plan (regardless of whether the transaction is automatic), provided that at the time of execution of the transaction, the disinterested director/trustee has no actual knowledge regarding whether or not the Covered Security at issue, or any equivalent Covered Security has, at any time during the previous fifteen calendar days, been either (i) purchased or sold, or (ii) actively considered for purchase or sale, by or on behalf of any USAA Fund or other IMCO-managed account. Should a disinterested director/trustee believe that he or she is in fact in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction must be reported in the manner set forth in paragraph (a) above with respect to interested access persons.

      7. ANNUAL HOLDINGS REPORTS. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted) must be submitted to the compliance officer: (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and (c) the date that the report is submitted by the Access Person.

      8. OTHER DISCLOSURE REQUIREMENTS. Each reporting person shall be required to furnish upon his or her initial association with IMCO or SAS a disclosure and identification of:

           (a)  all  accounts  with  securities  broker-dealers  in  which  the
                reporting   person   currently   has  any  direct  or  indirect
                beneficial ownership interest;

           (b) any investment or other similar clubs or groups in which he or she wishes to participate in (Participation in such clubs or groups requires advance authorization and continuous compliance with such terms and conditions as the Compliance Officer may impose); and

           (c) any regular outside business interest and/or activities of the reporting person (whether compensated or uncompensated), including any directorships within the purview of paragraph V.2 above in which he or she currently serves provided, however, that sub-paragraphs (a) and (b) above shall not apply to disinterested directors/trustees.

           Subsequent developments necessitating additions, deletions or other changes in the above information shall be brought by reporting persons to the attention of the office of Compliance Officer prior to the occurrence of developments within the scope of sub-paragraph
           (a) and (b) above, and promptly following occurrences within the scope of sub-paragraph (c) above. The information on file will be provided to persons to whom this Code applies on an annual basis by the office of the Compliance Officer.

           Each reporting person shall also be required, upon his or her initially becoming subject to this Code, and annually thereafter to disclose and identify all individual Covered Securities in which the reporting person had, as of the effective date of such disclosure, any direct or indirect beneficial interest.

      9.    Exemption to Reporting Requirements:

           >> A person need not make an initial, quarterly or annual report under this section with respect to transactions effected for, and Covered Securities held in, any account over which the person had no direct influence or control.

     10. Review of Reports: The compliance officer or his authorized designee shall review the above-described reports pursuant to procedures established by the compliance department. The compliance officer shall report the results of his review to appropriate management personnel.

     11. Recordkeeping Requirements: The following records must be maintained by the compliance officer and shall be made available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

           >> A copy of the code of ethics for each organization that is in effect or was in effect within the past five years in an easily accessible place;

           >> A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

           >> A copy of each report required to be made by an Access Person including any information provided in lieu of the reports (such as brokerage statements), must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

           >> A record of all persons, currently or within the past five years, who are or were required to make reports under the code of ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place, and

           >> A copy of each report to the Boards of Directors must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

           >> A record of any decision, and the reasons supporting the decision, to approve the acquisition by interested access person of securities under limited offerings, for at least five years after the end of the fiscal year in which the approval is granted.

      12. Disclosure Requirements: Appropriate disclosure information shall be provided, pursuant to applicable statutes, rules and regulations, with respect to the existence of this Code of Ethics and provisions which permit personnel subject to this code to invest in securities, including securities that may be purchased or held by the USAA Funds.

                           APPENDIX A -- DEFINITIONS

   As used within this Code, the following terms have the following meanings:

DEFINED PERSONS

1. "ACCESS PERSON" means any director, trustee or officer of IMCO, SAS and/or of any one or more of the USAA Funds, any advisory person and any other person designated by the Compliance Officer.

2. "ADVISORY PERSON" means any employee of USAA or its subsidiaries who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by any one or more of the USAA Funds or other IMCO-managed accounts, or whose functions relate to the making of recommendations with respect to such purchases or sales.

3. "DISINTERESTED DIRECTOR/TRUSTEE" means any director or trustee of a USAA Fund who is not an "interested person" of the Fund as the quoted term is defined by Section 2(a)(19)(A) of the Investment Company Act of 1940 and rules of the SEC thereunder.

4. "IMCO-NASD REGISTERED EMPLOYEE" means any officer or employee of IMCO, SAS or other USAA company affiliated with IMCO, who is licensed and registered with the National Association of Securities Dealers, Inc. ("NASD") to engage in one or more categories of securities brokerage activities subject to the supervision and control of IMCO.

5. "INTERESTED ACCESS PERSON" means any "access person" who is not a "disinterested director/trustee."

6. "INVESTMENT PERSONNEL" means. any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund and any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

7. "PORTFOLIO MANAGER" means any "access person" who, with respect to any USAA Fund or other IMCO-managed account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such Fund or account.

8. "REPORTING PERSON" means any officer or director of any USAA Fund, any officer, director or employee of IMCO or SAS, any IMCO-NASD registered employee, any interested access person, and any other person designated by the Compliance Officer.

DEFINED SECURITIES

9. "COVERED SECURITY" encompasses each of the following (but not "excepted security" which is separately defined below):

      * any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights;

      * any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);

      * any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or

      * in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

10. "EQUIVALENT COVERED SECURITY" means, with respect to another security (the "SUBJECT SECURITY"), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject security.

11.   "EXCEPTED SECURITY" means any:

      (a) security issued by the Government of the United States, bankers' acceptance, bank certificate of deposit, commercial paper, or share of any registered open-end investment company; and

      (b) any other form of "security" which the Joint Code of Ethics Committee may hereafter identify as not presenting the sort of conflict of interest concerns which this Code is designed to obviate or control.

        In accordance with long-standing interpretations of the SEC, for purposes of sub-paragraph (a) above:

                (i) "security issued by the Government of the United States" shall NOT be deemed to include any indirect obligations of the Government of the United States (so-called "agency" obligations) with a remaining maturity in excess of 397 calendar days, but shall be deemed to include any obligations directly issued or guaranteed by the Government of the United States, irrespective of the obligation's initial or remaining maturity; and

                (ii) certain so-called "money-market instruments," including conventional repurchase agreements, U.S. Government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, may also be deemed to be "excepted securities."

12. "SECURITY HELD OR TO BE ACQUIRED" means, (i) any Covered Security which, within the most recent 15 days: Is or has been held by the Fund; or is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

DEFINED TRANSACTIONS

13. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to Broker-Dealer reporting requirements of the Securities Exchange Act of 1934.

14. "LIMITED OFFERING" means an offering that is exempt from registration under state securities laws and under the Securities Act of 1933, such as transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts.

15. "PERSONAL SECURITIES TRANSACTION" means the execution, either directly or indirectly, of any "purchase or sale of a security."

16.   "PURCHASE  OR SALE OF A COVERED  SECURITY"  shall  include  any  bargain, contract or other arrangement including the writing of an option to purchase or sell a Covered Security, by which a person (other than a USAA Fund or other IMCO-managed account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect beneficial ownership interest.

      Excepted from the definition of this term and from the coverage by this Code is any "purchase or sale of a security":

      (a) involving a security or securities account over which a person has no direct or indirect influence or control;

      (b) which is non-volitional on the part of the person by or for whom the transaction is effected;

      (c) which is effected pursuant to an automatic dividend reinvestment plan; or

      (d)  involving either:

                (i) the purchase of a security effected upon the exercise of one or more rights issued by an issuer PRO RATA to all holders of a class of its securities, if and only to the extent to which such rights were acquired directly from such issuer; or

                (ii)  the sale of any such rights so acquired.

17. "BENEFICIAL OWNERSHIP" and "BENEFICIAL OWNER" shall have the meanings accorded to them in "Appendix B" to this Code.

18. "SHORT-TERM MATCHED PROFIT TRANSACTION" means the combination of any "personal securities transaction" (the "SUBJECT TRANSACTION") which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction by or on behalf of the same investment personnel in the same (or any "equivalent") security occurring within sixty (60) calendar days before or after the subject transaction, results in actual trading profit for the investment personnel.

OTHER DEFINITIONS

19. "USAA FUNDS" means each and all of the following registered investment companies currently advised by IMCO, together with any series or portfolio thereof, as well as any such further registered investment company the board of directors or trustees of which adopts this Joint Code of Ethics:

           o    USAA Mutual Fund, Inc.
           o    USAA Investment Trust
           o    USAA Tax Exempt Fund, Inc.
           o    USAA State Tax-Free Trust
           o    USAA Life Investment Trust

20. "COMPLIANCE OFFICER" means the officer of IMCO holding that permanent title, or any other individual designated by the Joint Code of Ethics Committee to meet the responsibilities of such officer on an interim basis.

21. "Unlawful actions" means it is lawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund: (1) To employ any device, scheme or artifice to defraud the Fund; (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading; (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or (4) To engage in any manipulative practice with respect to the Fund.

22.   "Commission" shall mean the Securities and Exchange Commission.

 .104621

EXHIBIT 16(c)

                                 CODE OF ETHICS

                    MERRILL LYNCH INVESTMENT MANAGERS (MLIM)
                        REGISTERED INVESTMENT COMPANIES
                         AND THEIR INVESTMENT ADVISERS
                           AND PRINCIPAL UNDERWRITER


SECTION 1 - BACKGROUND

         This Code of Ethics is adopted under Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") and Rule 204-2(a) under the Investment Advisers Act of 1940 and has been approved by the Boards of Directors of each of the MLIM funds.1 Except where noted, the Code applies to all MLIM employees.

         Section 17(j) under the Investment Company Act of 1940 makes it unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in fraudulent personal securities transactions. Rule 17j-1 requires each Fund, investment adviser and principal underwriter to adopt a Code of Ethics that contains provisions reasonably necessary to prevent an employee from engaging in conduct prohibited by the principles of the Rule. The Rule also requires that reasonable diligence be used and procedures be instituted which are reasonably necessary to prevent violations of the Code of Ethics.

         On August 23, 1999, the SEC adopted amendments to Rule 17j-1 which require greater board oversight of personal trading practices, more complete reporting of employee securities trading and preclearance of employee purchases of initial public offerings and private placements. The amendments require, among other things, that MLIM provide its fund boards annually a written report that (i) describes issues that arose during the previous year under the Code, including information about material code violations and sanctions imposed and
(ii) certifies to the board that MLIM has adopted procedures reasonably necessary to prevent access persons from violating the Code.


SECTION 2 - STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

The Code of Ethics is based on the fundamental principle that MLIM and its employees must put client interests first. As an investment adviser, MLIM has fiduciary responsibilities to its clients, including the registered investment companies
--------
1 As applicable herein, MLIM includes all AMG investment advisory affiliates and the affiliated principal underwriter of investment companies registered under the 1940 Act.

(the "Funds") for which it serves as investment adviser. Among MLIM's fiduciary responsibilities is the responsibility to ensure that its employees conduct their personal securities transactions in a manner which does not interfere or appear to interfere with any Fund transactions or otherwise take unfair advantage of their relationship to the Funds. All MLIM employees must adhere to this fundamental principle as well as comply with the specific provisions set forth herein. It bears emphasis that technical compliance with these provisions will not insulate from scrutiny transactions which show a pattern of compromise or abuse of an employee's fiduciary responsibilities to the Funds. Accordingly, all MLIM employees must seek to avoid any actual or potential conflicts between their personal interest and the interest of the Funds. In sum, all MLIM employees shall place the interest of the Funds before personal interests.

SECTION 3 - INSIDER TRADING POLICY

         All MLIM employees are subject to MLIM's Insider Trading Policy, which is considered an integral part of this Code of Ethics. MLIM's Insider Trading Policy, which is set forth in the MLIM Code of Conduct, prohibits MLIM employees from buying or selling any security while in the possession of material nonpublic information about the issuer of the security. The policy also prohibits MLIM employees from communicating to third parties any material nonpublic information about any security or issuer of securities. Additionally, no MLIM employee may use inside information about MLIM activities or the activities of any Merrill Lynch & Co., Inc. entity to benefit the Funds or to gain personal benefit. Any violation of MLIM's Insider Trading Policy may result in sanctions, which could include termination of employment with MLIM. (See Section 10--Sanctions).

SECTION 4 - RESTRICTIONS RELATING TO SECURITIES TRANSACTIONS

A.   GENERAL TRADING RESTRICTIONS FOR ALL EMPLOYEES

         The following restrictions apply to all MLIM employees:

     1. ACCOUNTS. No employee, other than those employed by Merrill Lynch Investment Managers International Limited ("MLIMI"), may engage in personal securities transactions other than through an account maintained with Merrill Lynch, Pierce, Fenner & Smith Incorporated or another Merrill Lynch broker/dealer entity ("Merrill Lynch") unless written permission is obtained from the Compliance Director. Similarly, no MLIMI employee may engage in personal securities transactions other than through an account maintained with Merrill Lynch or The Bank of New York Europe Limited ("BNYE") unless written permission is obtained from the Compliance Director.

     2. ACCOUNTS INCLUDE FAMILY MEMBERS AND OTHER ACCOUNTS. Accounts of employees include the accounts of their spouses, dependent relatives, trustee and custodial accounts or any other account in which the employee has a financial interest or over which the employee has investment discretion (other than MLIM-managed Funds).

     3. PRECLEARANCE. All employees must obtain approval from the Compliance Director or preclearance delegatee prior to entering any securities transaction (with the exception of exempted securities as listed in Section 5) in all accounts. Approval of a transaction, once given, is effective only for the business day on which approval was requested or until the employee discovers that the information provided at the time the transaction was approved is no longer accurate. If an employee decides not to execute the transaction on the day preclearance approval is given, or the entire trade is not executed, the employee must request preclearance again at such time as the employee decides to execute the trade.

         Employees may preclear trades only in cases where they have a present intention to transact in the security for which preclearance is sought. It is MLIM's view that it is not appropriate for an employee to obtain a general or open-ended preclearance to cover the eventuality that he or she may buy or sell a security at some point on a particular day depending upon market developments. This requirement would not prohibit a price limit order, provided that the employee shall have a present intention to effect a transaction at such price. Consistent with the foregoing, an employee may not simultaneously request preclearance to buy and sell the same security.

     4. RESTRICTIONS ON PURCHASES. No employee may purchase any security which at the time is being purchased, or to the employee's knowledge is being considered for purchase, by any Fund managed by MLIM. This restriction, however, does not apply to personal trades of employees which coincide with trades by any MLIM index fund.

     5. RESTRICTIONS ON SALES. No employee may sell any security which at the time is actually being sold, or to the employee's knowledge is being considered for sale, by any Fund managed by MLIM. This restriction, however, does not apply to personal trades of employees which coincide with trades by any MLIM index fund.

     6. RESTRICTIONS ON RELATED SECURITIES. The restrictions and procedures applicable to the transactions in securities by employees set forth in this Code of Ethics shall similarly apply to securities that are issued by the same issuer and whose value or return is related, in whole or in part, to the value or return of the security purchased or sold or being contemplated for purchase or sale during the relevant period by the Fund. For example, options or warrants to purchase common stock, and convertible debt and convertible preferred stock of a particular issuer would be considered related to the underlying common stock of that issuer for purposes of this policy. In sum, the related security would be treated as if it were the underlying security for the purpose of the pre-clearance procedures described herein.

     7. PRIVATE PLACEMENTS. Employee purchases and sales of "private placement" securities (including all private equity partnerships, hedge funds, limited partnership or venture capital funds) must be precleared directly with the Compliance Director or designee. No employee may engage in any such transaction unless the Compliance Director or his designee and the employee's senior manager have each previously determined in writing that the contemplated investment does not involve any potential for conflict with the investment activities of the Funds.

         If, after receiving the required approval, an employee has any material role in the subsequent consideration by any Fund of an investment in the same or affiliated issuer, the employee must disclose his or her interest in the private placement investment to the Compliance Director and the employee's department head. The decision to purchase securities of the issuer by a Fund must be independently reviewed and authorized by the employee's department head.

     8.  INITIAL  PUBLIC  OFFERINGS.  As set forth in  Paragraph  A.3.  of this
         Section 4, the purchase by an employee of securities offered in an initial public offering must be precleared. As a matter of policy, employees will not be allowed to participate in so-called "hot" offerings as such term may be defined by Merrill Lynch or appropriate regulators (e.g., offerings that are oversubscribed or for which the demand is such that there is the possibility of oversubscription).

B.   ADDITIONAL TRADING RESTRICTIONS FOR INVESTMENT PERSONEL

        The following additional restrictions apply to investment personnel. Investment personnel are persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities by a Fund). The Compliance Department will retain a current a list of investment personnel.

     1. NOTIFICATION. An investment person must notify the Compliance Department or preclearance designee of any intended transactions in a security for his or her own personal account or related accounts which is owned or contemplated for purchase or sale by a Fund for which the employee has investment authority.

     2. BLACKOUT PERIODS. An investment person may not buy or sell a security within 7 CALENDAR DAYS either before or after a purchase or sale of the same or related security by a Fund or portfolio management group for which the investment person has investment authority. For example, if a Fund trades a security on day 0, day 8 is the first day the manager, analyst or portfolio management group member of that Fund may trade the security for his or her own account. An investment person's personal trade, however, shall have no affect on the Fund's ability to trade. For example, if within the seven-day period following his or her personal trade, an investment person believes that it is in the best interests of the Fund for which he or she has investment authority to purchase or sell the same security on behalf of the Fund, the trade should be done for the Fund, and an explanation of the circumstances must be provided to the Compliance Department.

     3. ESTABLISHING POSITIONS COUNTER TO FUND POSITIONS. No investment person may establish a long position in his or her personal account in a security if the Fund for which he or she has investment authority maintains a position that would benefit from a decrease in the value of such security. For example, the investment person would be prohibited from establishing a long position if (1) the Fund holds a put option on such security (aside from a put purchased for hedging purposes where the fund holdings the underlying security); (2) the Fund has written a call option on such security; or (3) the Fund has sold such security short, other than "against-the-box."

         No investment person may purchase a put option or write a call option where a Fund for which such person has investment authority holds a long position in the underlying security.

         No investment person may short sell any security where a Fund for which such person has investment authority holds a long position in the same security or where such Fund otherwise maintains a position in respect of which the Fund would benefit from an increase in the value of the security.

     4. PURCHASING AN INVESTMENT FOR A FUND THAT IS A PERSONAL HOLDING. An investment person may not purchase an investment for a Fund that is also a personal holding of the investment person or any other account covered by this Code of Ethics, or the value of which is materially linked to a personal holding, unless the investment person has obtained prior approval from his or her senior manager.

     5. INDEX FUNDS. The restrictions of this Section 4.B. do not apply to purchases and sales of securities by investment personnel which coincide with trades by any MLIM index fund.

     6. PROHIBITION ON SHORT-TERM PROFITS. Investment personnel are prohibited from profiting on any sale and subsequent purchase, or any purchase and subsequent sale of the same (or equivalent) securities occurring within 60 calendars days ("short-term profit"). This holding period also applies to all permitted options transactions; therefore, for example, an investment person may not purchase or write an option if the option will expire in less than 60 days (unless such a person is buying or writing an option on a security that he or she has held more than 60 days). In determining short-term profits, all transactions within a 60-day period in all accounts related to the investment person will be taken into consideration in determining short-term profits, regardless of his or her intentions to do otherwise (e.g., tax or other trading strategies). Should an investment person fail to preclear a trade that results in a short-term profit, the trade would be subject to reversal with all costs and expenses related to the trade borne by the investment person, and he or she would be required to disgorge the profit. Transactions not required to be precleared under Section 5 will not be subject to this prohibition.

C.       TRADING RESTRICTIONS FOR DISINTERESTED DIRECTORS OF THE MLIM FUNDS

         The following restrictions apply only to disinterested directors of the MLIM Funds (i.e., any director who is not an "interested person" of a MLIM fund within the meaning of Section 2(a)(10) of the 1940 Act):

     1. RESTRICTIONS ON PURCHASES. No disinterested director may purchase any security which, to the director's knowledge at the time, is being purchased or is being considered for purchase by any Fund for which he or she is a director.

     2. RESTRICTIONS ON SALES. No disinterested director may sell any security which, to the director's knowledge at the time, is being sold or is being considered for sale by any Fund for which he or she is a director.

     3.  RESTRICTIONS   ON  TRADES  IN   SECURITIES   RELATED  IN  VALUE.   The
         restrictions applicable to the transactions in securities by disinterested directors shall similarly apply to securities that are issued by the same issuer and whose value or return is related, in whole or in part, to the value or return of the security purchased or sold by any Fund for which he or she is a director(see Section 4.A.6.).

SECTION 5 - EXEMPTED TRANSACTIONS/SECURITIES

         MLIM has determined that the following securities transactions do not present the opportunity for improper trading activities that Rule 17j-1 is designed to prevent; therefore, the restrictions set forth in Section 4 of this Code (including preclearance, prohibition on short-term profits and blackout periods) shall not apply.

A. Purchases or sales in an account over which the employee has no direct or indirect influence or control (e.g., an account managed on a fully discretionary basis by an investment adviser or trustee).

B.    Purchases or sales of direct obligations of the U.S. Government.

C. Purchases or sales of open-end investment companies (including money market funds), variable annuities and unit investment trusts. (However, unit investment trusts traded on a stock exchange (e.g., MITS, DIAMONDS, NASDAQ 100, etc.) must be precleared.)

D. Purchases or sales of bank certificates, bankers acceptances, commercial paper and other high quality short-term debt instruments, including repurchase agreements.

E. Purchases or sales of Merrill common stock (and securities related in value to Merrill Lynch common stock). Also exempt is employer stock purchased and sold through employer-sponsored benefit plans in which the spouse of a MLIM employee may participate (e.g., employee stock purchase plans or 401(k) plans) and sales of employer stock (or the exercise of stock options) that is received as compensation by a MLIM employee's spouse.

F. Purchases or sales which are non-volitional on the part of the employee (e.g., an in-the-money option that is automatically exercised by a broker; a security that is called away as a result of an exercise of an option; or a security that is sold by a broker, without employee consultation, to meet a margin call not met by the employee).

G. Purchases which are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment plan.

H. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

I. Purchases or sales of commodities, futures (including currency futures and futures on broad-based indices), options on futures and options on broad-based indices. Currently, "broad-based indices" include only the S&P 100, S&P 500, FTSE 100 and Nikkei 225. Also exempted are exchange-traded securities which are representative of, or related closely in value to, these broad-based indices.

J. The receipt of a bona fide gift of securities. (Donations of securities, however, require preclearance.)

         Exempted transactions/securities may NOT be executed/held in brokerage accounts maintained outside of Merrill Lynch.

         THE REPORTING REQUIREMENTS LISTED IN SECTION 6 OF THIS CODE, HOWEVER, SHALL APPLY TO THE SECURITIES AND TRANSACTION TYPES SET FORTH IN PARAGRAPHS F-J OF THIS SECTION.

SECTION 6 - REPORTING BY EMPLOYEES

         The requirements of this Section 6 apply to all MLIM employees. The requirements will also apply to all transactions in the accounts of spouses, dependent relatives and members of the same household, trustee and custodial accounts or any other account in which the employee has a financial interest or over which the employee has investment discretion. The requirements do not apply to securities acquired for accounts over which the employee has no direct or indirect control or influence. All employees whose accounts are maintained at Merrill Lynch or BNYE are deemed to have automatically complied with the requirements of this Section 6.B. and C. as to reporting executed transactions and personal holdings. Transactions and holdings in such accounts are automatically reported to the Compliance Department through automated systems.

         Employees who have approved accounts outside of Merrill Lynch or BNYE are deemed to have complied with the requirements of this Section 6.B. and C. provided that the Compliance Department receives duplicate statements and confirmations directly from their brokers.

         Employees who effect reportable transactions outside of a brokerage account (e.g., optional purchases or sales through an automatic investment program directly with an issuer) will be deemed to have complied with this requirement by preclearing transactions with the Compliance Department and by reporting their holdings annually on the "Personal Securities Holdings" form, as required by the Compliance Department.

A. INITIAL HOLDINGS REPORT. Each new MLIM employee will be given a copy of this Code of Ethics upon commencement of employment. All new employees must disclose their personal securities holdings to the Compliance Department within 10 days of commencement of employment with MLIM. (Similarly, securities holdings of all new related accounts must be reported to the Compliance Department within 10 days of the date that such account becomes related to the employee.) With respect to exempt securities referred to in Section 5 which do not require preclearance/reporting, employees must nonetheless initially report those exempt securities defined in Section 5.F.-J. (This reporting requirement does not apply to holdings that are the result of transactions in exempt securities as defined in Section 5.A.-E.) Initial holdings reports must identify the title, number of shares, and principal amount with respect to each security holding. Within 10 days of commencement of employment, each employee shall file an Acknowledgement stating that he or she has read and understands the provisions of the Code.

B. RECORDS OF SECURITIES TRANSACTIONS. All employees must preclear each securities transaction (with the exception of exempt transactions in
     Section 5) with the Compliance Department or preclearance
     designee. At the time of preclearance, the employee must provide a complete description of the security and the nature of the transaction. As indicated above, employees whose accounts are maintained at Merrill Lynch or BNYE or who provide monthly statements directly from their brokers/dealers are deemed to have automatically complied with the requirement to report executed transactions.

C. ANNUAL HOLDINGS REPORT. All employees must submit an annual holdings report reflecting holdings as of a date no more than 30 days before the report is submitted. As indicated above, employees whose accounts are maintained at Merrill Lynch or BNYE or who provide monthly statements directly from their brokers/dealers are deemed to have automatically complied with this requirement.

     With respect to exempt securities referred to in Section 5 which do not require preclearance/reporting, employees must nonetheless annually report the HOLDINGS of those exempt securities that are defined in Section 5.F.-J. (This reporting requirement, however, does not apply to exempt securities as defined in Section 5.A.-E.)

D. ANNUAL CERTIFICATION OF COMPLIANCE. All MLIM employees must certify annually to the Compliance Department that (1) they have read and understand and agree to abide by this Code of Ethics; (2) they have complied with all requirements of the Code of Ethics, except as otherwise notified by the Compliance Department that they have not complied with certain of such requirements; and (3) they have reported all transactions required to be reported under the Code of Ethics.

E. REVIEW OF TRANSACTIONS AND HOLDINGS REPORTS. All transactions reports and holdings reports will be reviewed by department heads (or their designeeds) or compliance personnel according to procedures established by the Compliance Department.

SECTION 7 - REPORTING BY DISINTERESTED DIRECTORS OF MLIM FUNDS

         A disinterested director of a Fund need only report a transaction in a security if the director, at the time of that transaction, knew or, in the ordinary course of fulfilling the official duties of a director of such Fund, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, the security was purchased or sold by any Fund or was being considered for purchase or sale by any Fund for which he or she is a director. In reporting such transactions, disinterested directors must provide: the date of the transaction, a complete description of the security, number of shares, principal amount, nature of the transaction, price, commission, and name of broker/dealer through which the transaction was effected.

         As indicated in Section 6.D. for MLIM employees, disinterested directors are similarly required to certify annually to the Compliance Department that (1) they have read and understand and agree to abide by this Code of Ethics; (2) they have complied with all requirements of the Code of Ethics, except as otherwise reported to the Compliance Department that they have not complied with certain of such requirements; and (3) they have reported all transactions required to be reported under the Code of Ethics.

SECTION 8 - APPROVAL AND REVIEW BY BOARDS OF DIRECTORS

         The Board of Directors of each MLIM Fund, including a majority of directors who are disinterested directors, must approve this Code of Ethics. Additionally, any material changes to this Code must be approved by the Board of Directors within six months after adoption of any material change. The Board of Directors must base its approval of the Code and any material changes to the Code on a determination that the Code contains provisions reasonably necessary to prevent employees from engaging in any conduct prohibited by Rule 17j-1. Prior to approving the Code or any material change to the Code, the Board of Directors must receive a certification from the Fund, the Investment Adviser or Principal Underwriter that it has adopted procedures reasonably necessary to prevent employees from violating the Code of Ethics.

SECTION 9 - REVIEW OF MLIM ANNUAL REPORT

         At least annually, the Fund, the Investment Adviser and the Principal Underwriter must furnish to the Fund's Board of Directors, and the Board of Directors must consider, a written report that (1) describes any issues arising under this Code of Ethics or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations and (2) certifies that the Fund, Investment Adviser and Principal Underwriter have adopted procedures reasonably necessary to prevent employees from violating this Code of Ethics.

SECTION 10 - SANCTIONS

         Potential violations of the Code of Ethics must be brought to the attention of the Compliance Director or his designee, are investigated and, if appropriate, sanctions are imposed. Upon completion of the investigation, if necessary, the matter may also be reviewed by the Code of Ethics Review Committee which will determine whether any further sanctions should be imposed. Sanctions may include, but are not limited to, a letter of caution or warning, reversal of a trade, disgorgement of a profit or absorption of costs associated with a trade, supervisor approval to trade for a prescribed period, fine or other monetary penalty, suspension of personal trading privileges, suspension of employment (with or without compensation), and termination of employment.

SECTION 11 - EXCEPTIONS

         An exception to any of the policies, restrictions or requirements set forth herein may be granted only upon a showing by the employee to the Code of Ethics Review

Committee that such employee would suffer extreme financial hardship should an exception not be granted. Should the subject of the exception request involve a transaction in a security, a change in the employee's investment objectives, tax strategies, or special new investment opportunities would not constitute acceptable reasons for a waiver.


jw/compli/procedure/code_eth
Summer 2000

                                 EXHIBIT 16(d)

BARCLAYS GLOBAL INVESTORS, N.A.
     And its Subsidiaries:
     BARCLAYS GLOBAL FUNDS ADVISORS
     BARCLAYS GLOBAL INVESTORS SERVICES


CODE OF ETHICS


INTRODUCTION

Barclays Global Investors, N.A. and its subsidiaries Barclays Global Funds Advisors (BGFA) and Barclays Global Investors Services (BGIS), collectively referred to as "BGI", have adopted the following Code of Ethics regarding personal securities transaction policies and procedures intended to prevent their US officers, directors and employees from engaging in any fraudulent or manipulative acts with respect to accounts managed or advised by BGI as set forth in SEC 17 CFR 270 Rule 17j-1, SEC 17 CFR 275 Rule 204-2 and OCC Regulation 12 CFR 12.7. Policies and Procedures on Insider Trading and Chinese Walls are included in Appendix A.

DEFINITIONS

"Securities" are defined as any SEC registered or privately placed equity and fixed income security, future or option contract, or other related commodity derivative investment. This includes closed-end mutual funds, unit investment trusts, physical-form securities, and exchange traded funds. "Securities" do not include US Treasuries and other direct obligations of the US Government, banker's acceptance, commercial paper, and shares of registered open- end investment companies.

"Employee" include any US directors, officers and employees of BGI and his/her spouse, domestic partner, minor children, a relative who shares the employee's home or other persons by reason of any contract, arrangement, understanding or relationship that provides to the employee with sole or shared voting or investment powers.

"Personal Account" includes any securities account or portfolio in which securities are held for the employee in which the employee has a direct or indirect pecuniary (monetary) interest. The term includes IRA and 401(k) accounts in which securities can be purchased or sold.

PROHIBITED TRADING ACTIVITIES

INSIDER TRADING
---------------

o All employees are prohibited from engaging in insider trading or tipping.

Insider trading occurs when a personal securities transaction occurs on the basis of or while in possession of material, nonpublic information. Information is considered material if it could reasonably affect the employee's decision to invest (or not to invest) in a security. Nonpublic information is that which is generally not available to the ordinary investors in the marketplace. Refer to Appendix A for further details on insider trading.

PARALLEL TRADING, FRONT RUNNING AND SHADOWING RESTRICTIONS
----------------------------------------------------------

o    All  employees  are  prohibited   from  conducting   personal   securities
     transactions that are considered parallel trading, front running and shadowing.

Shadowing and parallel trading occur when an employee observes a BGI trade or trading pattern and places the same (or similar) trade in his/her account or passes the information to others inside or outside of the company. Front running occurs when an employee uses (or passes to others who use the information) advance knowledge of a BGI trade to enter into a personal transaction in the same security ahead of BGI's order and to capitalize on the impact of the BGI order.

RESTRICTED TRADING ACTIVITIES

TRADING IN BARCLAYS PLC SECURITIES AND SECURITIES UNDERWRITTEN BY BARCLAYS'
---------------------------------------------------------------------------
  AFFILIATES
  ----------

o All Members of the Board of Directors of BGI, members of the Management Committee, employees reporting directly to BGI's Chief Financial Officer and all employees within the U.S. and Global Finance and Treasury Groups are prohibited from trading in the securities of Barclays PLC during the period from the end of the accounting year or half year until the relevant results are announced, i.e., from January 1 to the preliminary results announcement in February and from July 1 to the interim results announcement in August. During other times, these individuals must pre-clear trades in Barclays PLC securities in accordance with the Barclays PLC policy.

o Access Persons are not permitted to purchase securities underwritten by Barclays' affiliates as manager or co-manager for a period of sixty days after an offering is commenced.

REQUIREMENTS FOR ALL EMPLOYEES

REPORTING OF PERSONAL ACCOUNTS AND SECURITIES TRANSACTIONS
-----------------------------------------------------------

o All employees must disclose all personal accounts to US Compliance and must authorize US Compliance to receive duplicate trade confirmations and account statements.

o Upon employment, new employees must sign a document stating that they understand and agree to abide by BGI's personal trading requirements, restrictions and prohibitions.

ANNUAL CERTIFICATION
---------------------

o All employees must provide an annual certification of their personal accounts and securities holdings.

o All employees must certify at least annually their understanding and compliance with the Code of Ethics.

60 DAY HOLDING PERIOD
----------------------

o Employees are required to hold securities including options and futures for a minimum of 60 days, and to avoid short-term trading practices. US Compliance may pre-approve exceptions to the 60 day holding period.

PRE-CLEARANCE PRIOR TO TRANSACTIONS IN IPOS, PRIVATE PLACEMENTS, OPTIONS, AND
------------------------------------------------------------------------------
  FUTURES
  -------

o All employees must obtain pre-clearance for transactions in IPOs, private placements, options and futures. For options and futures, the employee must execute the transaction by the end the next business day or request another pre-clearance.

BLACKOUT PERIODS
----------------
o Employees are restricted from trading securities in selected indexes during a designated "blackout" period when the specific index is undergoing a major scheduled reconstitution. US Compliance will notify employees of the "blackout" periods which will include the period 15 days before and after a major scheduled index reconstitution.

ADDITIONAL REQUIREMENTS FOR ACCESS PERSONS

Access persons include all employees whose Group 1) participates in making securities purchase and sell recommendations or 2) may have access to timely and material information concerning BGI's securities transactions. Access Persons also include the Boards of Directors and officers of BGFA and BGIS.

US Compliance will identify BGI's Access Persons who are required to submit reports under this Code of Ethics and inform them of their reporting and securities preclearance obligations.

REPORTING OF SECURITIES TRANSACTIONS AND HOLDINGS
-------------------------------------------------

o All Access Persons must provide a listing of securities holdings to US Compliance within 10 calendar days from when a personal account is opened and provide US Compliance with transaction information until such time as US Compliance receives duplicate confirmations and statements.

o All newly hired Access Persons must provide a complete listing of securities holdings on their initial day of employment.

ACCESS PERSONS REQUIRING PRE-CLEARANCE BY MANAGEMENT AND US COMPLIANCE
----------------------------------------------------------------------

o All Access Persons, whose Group directly participates in making securities purchase or sell recommendations or has timely and material knowledge of BGI's securities transactions, must pre-clear their personal securities transactions with their Group manager in addition to pre-clearance by US Compliance. The manager will verify that there is no timely or material knowledge of trades pending for specific securities within the Access Person's Group. These Groups include Portfolio Management, Trading, Trading Operations, Client Order Management, Transition Services, Index Research Group, Alpha Strategy Group and other Groups identified by US Compliance from time to time.

ACCESS PERSONS REQUIRING PRE-CLEARANCE FROM US COMPLIANCE ONLY
--------------------------------------------------------------

o The following Groups have access to information relating to BGI's securities transactions. Employees within these Groups must pre-clear their securities transactions with US Compliance. These Groups include Internal Audit, US Compliance, US Risk Management, the US Executive Committee, US members of the Management Committee, BGFA and BGIS Board of Directors and officers. In addition, all BGI staff who have access to the following systems must also pre-clear trades with US Compliance: Landmark, Bulk Console, Beacon, Bidbook, Fifus, TOC, ITOC, TSC, IntelProd, Quantex and any other systems identified by US Compliance from time to time.

Pre-clearance authorization is valid until the next day's closing of the relevant market.

Access Persons are not required to pre-clear transactions in accounts managed by a registered investment advisor for which full discretion has been granted. Documentation of such an arrangement must be provided and an exemption must be obtained from US Compliance who will confirm the discretionary arrangement.

Pre-clearance   is  not  required  for   transactions  in  automatic   dividend
reinvestment plans, periodic stock purchase plans or in selling or exercising rights obtained as a shareholder in an issue.

MONITORING OF PERSONAL SECURITIES TRANSACTIONS

POST TRADE REVIEW
-----------------

o US Compliance will review personal securities transactions to identify violations of the Code of Ethics. Violations to this policy will be reviewed by management and disciplinary action may be taken up to and including dismissal.

ADOPTION AND APPROVAL OF BGI CODE OF ETHICS

o US Compliance will present the BGI Code of Ethics for approval by the Board of Directors or Trustees of all funds for which BGFA or BGIS is the investment advisor. This will be done at the initiation of investment advisory services provided by BGFA or BGIS to the fund and no later than six months after a material change has been adopted. In connection with each approval, BGFA and BGIS will certify to the board that they have adopted procedures reasonably necessary to prevent the Access Persons from materially violating the BGI Code of Ethics.
o BGFA and BGIS will provide to the fund's board a written report describing issues, material violations and sanctions, and will certify to the board that procedures have been adopted which are intended to prevent Access Persons from violating the BGI Code of Ethics. This report and certification will be submitted Code of Ethics at least annually.

RECORDKEEPING REQUIREMENTS

BGI will follow the recordkeeping practices outlined below:

o A copy of the Code of Ethics that is in effect, or at any time within the past five years was in effect, will be maintained in an easily accessible place.

o A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, will be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

o A copy of each personal account statement, trade confirmation and any information provided in lieu of a report will be retained for five years, two years in an easily accessible location.

o A record of all persons, currently or within the past five years, who are or were required to make reports, and who are or were responsible for reviewing these reports will be retained in an easily accessible location.

o A copy of each report submitted to a fund board pursuant to the Code of Ethics will be maintained for at least five years after the end of the fiscal year in which it is made, two years in an easily accessible location.

o A record of any decision to approve and the reasons supporting the decision to approve the acquisition by employees of IPOs and private placements will be maintained for at least five years after the end of the fiscal year in which the approval is granted.

APPENDIX A

         INSIDER TRADING AND CHINESE WALL POLICY

A.       INTRODUCTION

         The continued success of Barclays depends on its relationships with its customers and on its well-deserved reputation as an institution grounded in a tradition of integrity and ethical conduct in all of its dealings. To maintain this high standard and, thus, Barclays' reputation in today's regulatory and business climate, requires strict observance of ethical behavior as well as of legal obligations created by the Federal securities laws and specific contractual undertakings of Barclays such as confidentiality agreements. This Policy emphasizes generally the importance of adhering to professional and ethical conduct and provides specific policies and, in certain instances, procedures, with respect to Personal Securities Transactions and Chinese Walls. These guidelines will help employees meet Barclays' contractual, ethical and statutory obligations.

         BGI EMPLOYEES WHO VIOLATE THESE POLICIES AND PROCEDURES WILL BE SUBJECT TO SUCH DISCIPLINARY ACTION AS MANAGEMENT DEEMS APPROPRIATE, INCLUDING A LETTER OF CENSURE OR SUSPENSION, OR REMOVAL FROM OFFICE, OR SUMMARY TERMINATION OF EMPLOYMENT.

B.       INSIDER TRADING

         All employees must strictly comply with Federal, provincial or state securities laws in transactions on behalf of Barclays and in their own personal transactions. Such securities laws prohibit trading on material non-public information ("Insider Trading") or communicating such information to others who may trade on it ("Tipping").

         What constitutes material non-public information ("Inside Information") must be determined on the basis of all pertinent circumstances. First, the information must be material. Material information is generally defined as (i) information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or (ii) information that is reasonably certain to have a substantial effect on the price of a company's securities. Second, the information must be non-public. Information that has been communicated to the market place is generally public and, therefore, not Inside Information. For example, information found in a filing or a report made with the Securities and Exchange Commission or appearing in newspapers, industry journals, financial newsletters or other publications would be considered public, although information obtained by word-of-mouth or through rumors would not necessarily be public. Information that is known only inside a company or to a limited number of outsiders such as accountants, bankers, financial advisors or attorneys, is not public.

         The following information will generally be Inside Information if not publicly known: (a) information concerning a company, including information concerning its business, financial matters and management, such as changes in earnings or dividends, significant technical achievements, important discoveries of natural resources, the obtaining or losing of major contracts, or changes in management; and
         (b) information concerning a company's securities, including the market for a security or its terms, such as a prospective tender offer, merger or acquisition, prospective block trade, prospective private placement or public offering, impending stock dividend or stock split or proposed recapitalization. A BGI employee who had any of the types of Inside Information described above would be guilty of Tipping if he or she (a) either communicated the Information to another person or (b) simply told another person, without explanation, to buy or sell the securities of that company, and the other person did indeed purchase such securities as a result of such Tipping.
         Similarly, a staff member, possessing Inside Information, would be guilty of Insider Trading if he or she bought or sold securities for his or her personal account, or for BGI's account, based on that Inside Information.

C.       CONFIDENTIALITY AND CHINESE WALL POLICY
         ---------------------------------------

         Beyond simply complying with the letter of the law, employees are expected to understand and observe the highest professional and ethical standards in conducting BGI's business. All BGI employees have a duty to respect the confidential nature of information received from customers and to use that information only for the purpose for which it is provided, whether or not that information is Inside Information and regardless of the basis on which confidentiality is required - whether it be statutory requirements, ethical considerations or contractual obligations. Maintaining strict standards with respect to the confidentiality of information will accomplish several goals. It will enable BGI to (a) preserve its reputation for corporate integrity, (b) maintain compliance with the Federal securities laws, and (c) reduce the occurrence of conflicts of interest both within divisions (and even within teams) as well as between separate operating entities of Barclays. Indeed, maintaining strict standards of confidentiality will enable BGI to serve the needs of its customers more effectively.

         In certain areas Chinese Walls will be, or have been, established to ensure that employees have adopted procedures to safeguard the confidentiality of information. The term "Chinese Wall" is a familiar one to most people. However, what it means or how it actually operates in the workplace is often misunderstood.

         A Chinese  Wall is a barrier that  controls or  restricts  the flow of confidential information. It is essentially a system or set of procedures designed to segregate information and prevent the communication of that information between certain people or operating areas. The procedures that comprise each Chinese Wall may vary depending on the location of the particular wall or the times when it is operative. A Chinese Wall may need to be in place only at certain times or on a constant basis. A Chinese Wall may need to be located between various operating areas, between divisions, between teams within a division and even, temporarily, between staff who are on the same team but assigned to different accounts. The existence and proper maintenance of Chinese Walls will allow Barclays to serve simultaneously the needs of customers who have competing interests. For the most part, the maintenance of Chinese Walls will reduce the occurrence of conflicts of interest within Barclays as well as reduce the possibility of abuse of Inside Information.

         Regardless of the existence of specific Chinese Walls, the following procedures should be observed by all employees at all times:

         1. Never communicate confidential information to anyone outside Barclays except for communications with auditors, approved counsel or other experts who have been specifically engaged for certain matters. Communicate confidential information inside Barclays only on a need-to-know basis.

         2.   Do not  communicate  confidential  information  through a Chinese
              Wall  unless   permission  is  obtained   from  the   appropriate
              designated manager or the Manager of Compliance.

         3. Never discuss confidential information in a public place such as an elevator, a restaurant or a hallway.

         4. Always log off your computer before leaving the area for any length of time and at the end of the day.

         5.   Use systems and information solely for authorized activities.

         6. Notify a supervisor of any unauthorized use or misuse of the system or information or any activity that appears questionable.

         7. Maintain the secrecy of passwords and other system access identification.

         8. Prevent others from using a terminal to which another employee has logged on until that employee has logged off.

         9. Keep documents and papers containing confidential information in locked file cabinets or other secured facilities. Do not leave papers and documents containing confidential information exposed on desks or credenzas.